EXHIBIT 4.189

AMENDMENT NO. 1

TO SECOND AMENDED AND RESTATED SERIES 1998-1 SUPPLEMENT

DATED AS OF JUNE 19, 2007

This Amendment No. 1 to the Second Amended and Restated Series 1998-1 Supplement, dated as of June 19, 2007 (this “Amendment”) is among Rental Car Finance Corp., an Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (“Operations”), Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”), Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee and Enhancement Agent (the “Trustee”), Deutsche Bank Trust Company Americas, as the Series 1998-1 Letter of Credit Provider (“DBTCA” or the “Series 1998-1 Letter of Credit Provider”) and Dollar Thrifty Funding Corp., an Oklahoma corporation, as the sole Series 1998-1 Noteholder (“DTFC”; RCFC, Operations, DTAG, the Trustee, DBTCA and DTFC are collectively referred to herein as the “Parties”).

RECITALS:

A.           RCFC, as Issuer, and the Trustee entered into that certain Amended and Restated Base Indenture dated as of February 14, 2007 (the “Base Indenture”).

B.           RCFC and the Trustee entered into that certain Second Amended and Restated Series 1998-1 Supplement, dated as of February 14, 2007 (the “Supplement”).

C.           The Parties wish to amend the Supplement as provided herein.

NOW, THEREFORE, the Parties hereto agree as follows:

1.            Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement and if not defined therein shall have the meaning set forth in the Definitions List attached as Schedule 1 to the Base Indenture.

2.            Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the Parties hereto hereby agree, effective as of June 25, 2007, that the Supplement is hereby amended as follows:

(a)          The definition of “CP Enhancement Letter of Credit Application and Agreement” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“CP Enhancement Letter of Credit Application and Agreement” means the CP Enhancement Letter of Credit Application and Agreement, dated as of June 15, 2007, among DTFC, DTG Operations, those additional Subsidiaries of DTAG from time to time becoming parties thereunder, RCFC, DTAG and Deutsche Bank Trust Company Americas, in its capacity as the Series 1998-1 Letter of Credit Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

(b)          The definition of “Maximum Non-Program Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Maximum Non-Program Percentage” means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount (which will not be in excess of sixty percent (60%) without the prior written consent of each Enhancement Provider) agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, sixty percent (60%) or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to the Rating Agency Condition and prior written consent of each Enhancement Provider, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; provided, however, that any Program Vehicle that is redesignated as a Non-Program Vehicle solely because a Manufacturer Event of Default due to an Event of Bankruptcy having occurred with respect to the Manufacturer thereof shall be deemed to be a Program Vehicle for purposes of determining compliance with the Maximum Non-Program Percentage.”

(c)          The definition of “Series 1998-1 Letter of Credit Provider” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Series 1998-1 Letter of Credit Provider” means Deutsche Bank Trust Company Americas, a New York banking corporation, or such other Person providing the Series 1998-1 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

(d)          The definition of “Series 1998-1 Non-Program Enhancement Percentage” in Article 2(b) of the Supplement is hereby amended to read in its entirety as follows:

“Series 1998-1 Non-Program Enhancement Percentage” means, with respect to any date of determination, the greater of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus (y) if the Non-Program Percentage is (A) equal to or less than 49.99%, 16%; (B) greater than or equal to 50.0% but less than or equal to 54.99%, 17.25%; (C) greater than or equal to 55.0% but less than or equal to 59.99%, 18.25%; or (D) greater than or equal to 60.0%, 19%; and (b) if the Non-Program Percentage is (A) equal to or less than 49.99%, 16%; (B) greater than or equal to 50.0% but less than or equal to 54.99%, 17.25%; (C) greater than or equal to 55.0% but less than or equal to 59.99%, 18.25%; or (D) greater than or equal to 60.0%, 19%; provided that, with respect to each of clause (a) and clause (b) of this definition, if a Manufacturer of Program Vehicles is a Bankrupt Manufacturer and as a result the Non-Program Percentage is greater than 60%, the Series 1998-1 Non-Program Enhancement Percentage shall be 22.5%.

(e)          The Supplement is hereby amended by amending Schedule 1 referenced in the definition of “Maximum Manufacturer Percentage” in Article 2(b). The Schedule 1 attached hereto as Exhibit A amends, restates, replaces and supersedes in its entirety the current Schedule 1.

(f)           The Supplement is hereby amended by adding the following definitions to Article 2(b) in the proper alphabetical order:

“Bankrupt Manufacturer” means, as of any day, each Manufacturer for which an Event of Bankruptcy has occurred; provided that any such Manufacturer for which an Event of Bankruptcy has occurred shall cease to constitute a Bankrupt Manufacturer when it has satisfied the Confirmation Condition.

“Confirmation Condition” with respect to any Bankrupt Manufacturer means a condition that is satisfied when the bankruptcy court having jurisdiction over the Bankrupt Manufacturer issues an order that remains in effect approving: (i) the assumption of the Bankrupt Manufacturer’s Vehicle Disposition Program (and the related Assignment Agreements) by the Bankrupt Manufacturer or the trustee in bankruptcy of the Bankrupt Manufacturer under Section 365 of the Bankruptcy Code and, at the time of the assumption, all amounts due from the Bankrupt Manufacturer under the Vehicle Disposition Program have been paid and all other defaults by the Bankrupt Manufacturer under the Vehicle Disposition Program have been cured or (ii) the execution, delivery and performance by the Bankrupt Manufacturer of a new post-petition Eligible Vehicle Disposition Program (and the related Assignment Agreements) on substantially the same or better terms for the Manufacturer’s customers and covering vehicles with substantially the same characteristics as the vehicles covered by the Bankrupt Manufacturer’s Vehicle Disposition Program (and the related Assignment Agreements) in effect on the date the Bankrupt Manufacturer suffered an Event of Bankruptcy including any such Vehicles that remain subject to the Master Lease (but which may cover additional vehicles) and, at the time of the execution and delivery of the new post-petition Eligible Vehicle Disposition Program, all amounts due and payable by the Bankrupt Manufacturer under the Vehicle Disposition Program have been paid and all other defaults by the Bankrupt Manufacturer under the Vehicle Disposition Program have been cured.

“Non-Program Percentage” means, a fraction, expressed as a percentage, the numerator of which shall be the aggregate Net Book Value of all Non-Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Program Vehicles and Non-Program Vehicles as of such date.

3.            Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

4.            Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6 of the Supplement, the Trustee, RCFC, the Servicers, the Required Noteholders of the Series 1998-1 Notes and the Series 1998-1 Letter of Credit Provider may enter into an amendment of the Supplement.

5.            Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

6.            Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.            GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.            Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By: ___________________________

Pamela S. Peck

Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Enhancement Agent

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

S-1

Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer

By: _____________________________

Pamela S. Peck

Vice President and Treasurer

DTG OPERATIONS, INC., as Servicer

By: _____________________________

Pamela S. Peck

Treasurer

DOLLAR THRIFTY FUNDING CORP.,

in its capacity as sole Series 1998-1 Noteholder

By: _____________________________

Pamela S. Peck

Vice President and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Series 1998-1 Letter of Credit Provider

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

S-1

EXHIBIT A

SCHEDULE 1

Schedule of Maximum Manufacturer Percentages of Group II Vehicles

Eligible Manufacturer	Maximum Program Percentage*	Maximum Non-Program Percentage*
DaimlerChrysler	100%	60%
Ford	100%	60%
Toyota	100%	60%
General Motors	100%	60%
Honda	0%	60%
Nissan	0%	60%
Volkswagen	0%	60%
Mazda	0%	Up to 25% (4)
Subaru	0%	Up to 15% (1) (2) (4)
Suzuki	0%	Up to 15% (1) (2) (4)
Mitsubishi	0%	Up to 15% (1) (2) (4)
Isuzu	0%	Up to 15% (1) (2) (4)
Kia	0%	Up to 5% (2) (3) (4)
Hyundai	0%	Up to 8% (2) (3) (4)
BMW	0%	Up to 3% (2) (4) (5)
Jaguar	0%	Up to 3% (2) (4) (5)
Mercedes-Benz	0%	Up to 3% (2) (4) (5)

_____________________

(1)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% of the Aggregate Asset Amount.

(2)

The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, or Mercedes-Benz shall not exceed 25% of the Aggregate Asset Amount.

(3)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 10% of the Aggregate Asset Amount.
(4)

The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai, BMW, Jaguar, or Mercedes-Benz shall not exceed 40% of the Aggregate Asset Amount.

(5)	The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by BMW, Jaguar, or Mercedes-Benz shall not exceed 6% of the Aggregate Asset Amount.

*	As a percentage of Group II Collateral